                                                                    EXHIBIT 99.2
                                                                    ------------

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
INDEX
MARCH 31, 2005 AND 2004
--------------------------------------------------------------------------------

                                                                         PAGE(S)

REPORT OF INDEPENDENT AUDITORS................................................1

COMBINED FINANCIAL STATEMENTS

Notes to Combined Financial Statements.....................................5-24

                         REPORT OF INDEPENDENT AUDITORS

To Modine Manufacturing Company:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and of cash flows present fairly, in all material respects, the financial position of the Aftermarket Business of Modine
Manufacturing Company at March 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended
March 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Modine Manufacturing Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 1 and 10 to the combined financial statements, on April 1,
2002, the Aftermarket Business of Modine Manufacturing Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible
Assets."

/s/PricewaterhouseCoopers LLP
Chicago, Illinois
July 15, 2005

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
COMBINED BALANCE SHEETS
MARCH 31, 2005 AND 2004
--------------------------------------------------------------------------------


(dollars in thousands)                                         2005               2004
                                                            ---------          ---------

ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                 $   7,373          $   4,395
  Trade receivables less allowance for doubtful
    accounts of $1,501 and $2,621, respectively                27,513             29,614
  Due from affiliate                                              186                195
  Inventories                                                  67,636             76,066
  Other current assets                                          3,189              3,326
                                                            ---------          ---------
      TOTAL CURRENT ASSETS                                    105,897            113,596
                                                            ---------          ---------

OTHER ASSETS
  Property, plant and equipment--net                           22,131             22,988
  Other noncurrent assets                                       1,321                844
                                                            ---------          ---------
      TOTAL OTHER ASSETS                                       23,452             23,832
                                                            ---------          ---------
      TOTAL ASSETS                                          $ 129,349          $ 137,428
                                                            =========          =========

LIABILITIES AND NET INVESTMENT BY PARENT

CURRENT LIABILITIES
  Accounts payable                                          $  12,628          $  15,023
  Due to affiliate                                              1,221                779
  Accrued compensation and employee benefits                    6,253              6,034
  Foreign income taxes                                            163                609
  Accrued warranties                                            2,946              3,564
  Accrued expenses and other current liabilities                3,512              5,612
                                                            ---------          ---------
      TOTAL CURRENT LIABILITIES                                26,723             31,621
                                                            ---------          ---------

OTHER LIABILITIES
  Foreign deferred income taxes                                   638                552
  Other noncurrent liabilities                                  2,891              2,589
                                                            ---------          ---------
      TOTAL OTHER LIABILITIES                                   3,529              3,141
                                                            ---------          ---------
      TOTAL LIABILITIES                                        30,252             34,762
                                                            ---------          ---------

Commitments and contingencies                                      --                 --
Net investment by Parent                                       99,097            102,666
                                                            ---------          ---------
      TOTAL LIABILITIES AND NET INVESTMENT BY PARENT        $ 129,349          $ 137,428
                                                            =========          =========


    The accompanying notes are an integral part of the financial statements.

                                        2

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
COMBINED STATEMENTS OF OPERATIONS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------


(dollars in thousands)                                         2005             2004              2003
                                                            ---------        ---------         ---------

Net sales                                                   $ 207,985        $ 228,846         $ 234,903
Cost of sales                                                 144,835          160,449           162,721
                                                            ---------        ---------         ---------
GROSS PROFIT                                                   63,150           68,397            72,182
Selling, general and administrative expenses                   68,748           68,603            72,633
Restructuring charges (income)                                     --              (49)              178
                                                            ---------        ---------         ---------
(LOSS) FROM OPERATIONS                                         (5,598)            (157)             (629)
Interest expense                                                   36              405               630
Other (income) expense, net                                      (117)            (190)            1,562
                                                            ---------        ---------         ---------
(LOSS) BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE                       (5,517)            (372)           (2,821)
(Benefit from) provision for income taxes                      (2,221)          (1,268)               72
                                                            ---------        ---------         ---------
(LOSS) EARNINGS BEFORE CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                                            (3,296)             896            (2,893)
                                                            ---------        ---------         ---------
Cumulative effect of change in accounting for goodwill
  impairment (net of $1,136 income tax benefit)                    --               --           (21,692)
                                                            ---------        ---------         ---------
NET (LOSS) EARNINGS                                         $  (3,296)       $     896         $ (24,585)
                                                            =========        =========         =========


    The accompanying notes are an integral part of the financial statements.

                                        3

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------



(dollars in thousands)                                         2005             2004              2003
                                                            ---------        ---------         ---------

CASH FLOWS FROM OPERATING ACTIVITIES

Net earnings (loss)                                         $  (3,296)       $     896         $ (24,585)

Adjustments to reconcile net earnings (loss) with cash
  provided by operating activities
    Depreciation and amortization                               5,236            5,525             5,758
    Loss on sale of business                                       --               --             1,726
    Pension expense                                               281              209               115
    (Gain) loss from disposition of property, plant and
      equipment                                                   (42)            (724)                1
    Deferred income taxes                                         169             (932)             (993)
    Provision for losses on accounts receivable                   460            1,427             1,062
    Restructuring                                                  --              (49)              178
    Cumulative effect of change in accounting                      --               --            22,828
    Other, net                                                   (274)             295               410
                                                            ---------        ---------         ---------
                                                                2,534            6,647             6,500
Change in operating assets and liabilities,
  net of effects of disposition
    Trade receivables                                           2,410            1,683             7,852
    Inventories                                                 9,310             (719)          (12,366)
    Other current assets                                          170             (143)             (167)
    Accounts payable                                           (2,240)          (2,132)            1,933
    Accrued compensation and employee benefits                   (253)            (957)             (601)
    Income taxes                                                 (451)             408               188
    Accrued expenses and other current liabilities             (2,699)          (1,213)            2,988
    Other, net                                                   (105)              --                --
                                                            ---------        ---------         ---------
      Net cash provided by operating activities                 8,676            3,574             6,327

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment                 (3,772)          (2,682)           (3,249)
Acquisitions, net of cash acquired                                (50)              --                --
Proceeds from sale of business                                     --               --             1,954
Proceeds from dispositions of property, plant and
  equipment                                                        60              879               199
Other, net                                                          2               --                --
                                                            ---------        ---------         ---------
      Net cash (used for) investing activities                 (3,760)          (1,803)           (1,096)
                                                            ---------        ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES
(Decrease) in short-term debt, net                                 --               --              (814)
Additions to long-term debt                                        --               --                59
Payments on long-term debt                                         --          (15,412)           (2,881)
Other advances from (returns of investments to) Parent           (214)          15,477            (2,009)
Cash dividends paid to Parent                                  (2,048)          (4,035)             (153)
                                                            ---------        ---------         ---------
      Net cash (used for) financing activities                 (2,262)          (3,970)           (5,798)

Effect of exchange-rate changes on cash                           324             (489)             (949)
                                                            ---------        ---------         ---------
Net increase (decrease) in cash and cash equivalents            2,978           (2,688)           (1,516)

CASH AND CASH EQUIVALENTS
Beginning of year                                               4,395            7,083             8,599
                                                            ---------        ---------         ---------
END OF YEAR                                                 $   7,373        $   4,395         $   7,083
                                                            =========        =========         =========

CASH PAID DURING THE YEAR FOR
Interest                                                    $      36        $     398         $     644
Foreign income taxes                                        $   2,071        $   1,543         $   1,206


    The accompanying notes are an integral part of the financial statements.

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

1.   SIGNIFICANT ACCOUNTING POLICIES

     Nature of operations: The Aftermarket Business (the "Aftermarket Business")
of Modine Manufacturing Company (the "Parent," or "Modine") specializes in the manufacture and distribution of engine cooling and passenger compartment heating and cooling components for the vehicular aftermarket. Product lines include radiators and radiator cores, heaters, vehicular air conditioning, oil coolers, charge air coolers and electric engine fans.

     Basis of presentation: The combined financial statements are prepared in conformity with generally accepted accounting principles in the United States.
These principles require management to make certain estimates and assumptions in determining the Aftermarket Business's assets, liabilities, revenue, expenses and related disclosures. Actual amounts could differ from those estimates.

     The accompanying combined financial statements include the accounts of the
Aftermarket Business, which include the following: Modine Aftermarket Holdings,
Inc.; Modine Manufacturing Company's Aftermarket Operations in Racine,
Wisconsin; Kansas City, Missouri; and Emporia, Kansas; Modine of Canada, LTD.
(sold July 31, 2002); Modine National Sales, LTD.; Manufacturera Mexicana de
Partes de Automoviles, S.A. de C.V. (Mexpar); and NRF B.V. which are owned directly or indirectly, by Modine Manufacturing Company.

     The accompanying historical financial statements are presented on a carve-out basis and reflect the assets, liabilities, revenues and expenses that were directly attributable to the Aftermarket Business as it was operated within
Modine. Each of the above subsidiaries or divisions maintains a separate general ledger and all business activities relate to the Aftermarket Business. The
Aftermarket Business's combined statements of operations include all of the related costs of doing business, including an allocation of certain general corporate expenses of Modine, which were in support of the Aftermarket Business, including costs for information technologies, finance, legal, treasury, credit, payables, purchasing, quality, warranty, environmental, safety, human resources, tax, audit and public relations departments and other corporate and infrastructure costs. The Aftermarket Business was allocated $3,435,000,
$3,604,000 and $4,043,000 of these overhead costs related to Modine's shared functions for the years ended March 31, 2005, 2004 and 2003, respectively. These costs represent approximately 13.0%, 12.3% and 14.6%, respectively of the total cost of these shared services in each of the years ended March 31, 2005, 2004 and 2003. The portion of allocated costs that are reported as selling, general and administrative expenses are $3,150,000, $3,329,000 and $3,785,000 for the years ended March 31, 2005, 2004 and 2003, respectively. The portion of the allocated costs that are reported as cost of sales are $285,000, $275,000 and
$258,000 for the years ended March 31, 2005, 2004 and 2003, respectively. These allocations were based on a variety of factors. The cost for information technology support is allocated based on the number of network computers used by the Aftermarket Business in relation to Modine's total network computers. The allocation of treasury costs is a combination of an estimated percentage of support staff time and bank service charges that are directly related to the
Aftermarket Business activities. The allocation of legal costs is based on a combination of an estimated percentage of legal support staff time as well as direct charges for outside legal counsel that was solely related to the
Aftermarket Business.

     All other allocations are based on an estimated percentage of support staff time related to the Aftermarket Business in comparison to Modine as a whole.
Management believes that these allocations were made on a reasonable basis.

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

1.   SIGNIFICANT ACCOUNTING POLICIES, continued

     On January 31, 2005, Modine entered into an Agreement and Plan of Merger
(Merger Agreement), a Contribution Agreement with Transpro, Inc. (Transpro). In accordance with the Contribution Agreement, Modine and certain of its subsidiaries that conduct its Aftermarket Business will contribute to Modine's wholly owned subsidiary, Modine Aftermarket Holdings, Inc. (Aftermarket
Holdings), the assets used to conduct such business not already owned by
Aftermarket Holdings. Subsequent to the contribution of those assets to
Aftermarket Holdings, Modine will spin Aftermarket Holdings off to Modine's shareholders by distributing all of the outstanding shares of Aftermarket
Holdings to the Modine shareholders on a pro rata basis. Pursuant to the Merger
Agreement, Aftermarket Holdings will be merged with and into Transpro immediately following the spin off and the outstanding shares of Aftermarket
Holdings will be converted into shares of Transpro common stock. After the merger, Modine shareholders as of the record date for the spin off will own 52%
of the outstanding common stock of the combined company.

     Modine continues to conduct normal Aftermarket Business operations and, accordingly, the financial results presented reflect the business as held and in use until the date the spin off is completed. The merger is not subject to
Modine shareholder approval.

     Self-Insurance Reserves: Modine retains much of the financial risk for insuring automobile, workers' compensation, property, general and employee group health claims. The Aftermarket Business is charged with the cost of actual claims reported and an estimate of claims incurred but not reported. The
Aftermarket Business was allocated $6,044,000, $4,958,000 and $5,451,000 of these insurance costs for the years ended March 31, 2005, 2004 and 2003, respectively. Workers' compensation accruals include estimated settlements for known claims, as well as accruals of estimates, which are actuarially determined, of incurred but not reported claims. Liabilities related to employee group health claims have been allocated to the Aftermarket Business based on the number of the Aftermarket Business's employees participating in group insurance plans in relation to the total number of Modine employees participating in these plans. Liabilities related to insuring automobiles have been allocated to the
Aftermarket Business based on the percentage of Aftermarket Business-owned vehicles in relation to total vehicles owned by Modine. Management believes that these allocations were made on a reasonable basis.

     Combination principles: Intercompany transactions and balances are eliminated in combination. Operations of subsidiaries outside the United States and Canada are included for periods ending one month prior to the Aftermarket
Business's year end in order to ensure timely preparation of the combined financial statements.

     Revenue recognition: Sales revenue is recognized at the time of product shipment to customers when title and risk of loss pass to customers, selling prices are fixed or determinable and collectibility from the customer is reasonably assured. Appropriate provision is made for uncollectible accounts based on historical data or specific customer economic data.

     Sales discounts: Sales discounts, which are allowed for prompt payment of invoices by customers, are recorded as a reduction to sales.

     Sales incentives: The Aftermarket Business offers a number of sales incentive programs to its customers. These programs include volume incentives, sales rebates and advertising and marketing allowances. The

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

1.   SIGNIFICANT ACCOUNTING POLICIES, continued

programs are based upon varying criteria that are tailored to a particular market or customer base. These sales incentives may be netted directly against sales at the time of invoicing, as in the case of volume discounts applicable at the time of the customer order, or in the case of sales rebates, recorded as a reduction to net sales with a liability recognized in "accrued expenses and other current liabilities." Sales rebate accruals are established based upon current or historical sales volume, depending upon the program, and the purchase of qualifying products, or may be based upon a fixed percentage of sales as defined in certain customer agreements. In certain instances fixed percentage sales rebates are granted to certain customers that waive their rights to present warranty claims. All sales rebate accruals are reviewed periodically and adjusted if necessary. The Aftermarket Business offers advertising and marketing allowances as a fixed percentage of sales with no obligation by the customer to submit proof of advertising expenditures. These allowances are recorded as a reduction to net sales.

     Warranty: The Aftermarket Business provides product warranties for specific product lines and accrues for estimated future warranty costs in the period in which the sale is recorded. Warranty expense is provided based upon historical and current claim data. Accrual balances are monitored and adjusted when it becomes probable that expected claims will differ from initial estimates.
Accruals are recorded as current liabilities under the caption "accrued expenses and other current liabilities." Also, see Note 13.

     Shipping and handling costs: Shipping costs for inbound freight are treated as product cost. Any subsequent costs are treated as part of "selling, general and administrative expenses" in the combined statements of operations. These costs include costs to physically move finished goods from the Aftermarket
Business's distribution or manufacturing facilities to the customer, as well as costs incurred to move products between facilities within the Aftermarket
Business's distribution system. For the years ended March 31, 2005, 2004 and
2003, these shipping and handling costs were $7,533,000, $7,787,000 and
$8,175,000, respectively.

     Translation of foreign currencies: Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at year-end exchange rates, and income and expense items are translated at the average exchange rates for the year. Resulting translation adjustments are reported as other comprehensive income (loss), included in net investment by Parent. Foreign currency transaction gains or losses are included in the statement of operations.

     Income taxes: The U.S. operations of the Aftermarket Business are included in the combined federal income tax return of Modine. The provision for income taxes is computed as if the Aftermarket Business had been operated as its own consolidated group for federal and state income tax purposes. Deferred tax assets and liabilities are determined based on the difference between the amounts reported in the financial statements and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is established if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The current and deferred income tax amounts relating to the
U.S. operations are recorded in "net investment by Parent" since such tax transactions are settled with the Parent. The current and deferred income taxes on the balance sheet relate only to the Aftermarket Business's foreign operations.

     The Aftermarket Business has provided tax benefits on its domestic net operating losses due to Modine's ability to utilize such losses in the consolidated federal income tax returns. The Aftermarket Business has

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

1.   SIGNIFICANT ACCOUNTING POLICIES, continued

also provided tax benefits on certain foreign losses. The income tax receivable from Modine at March 31, 2005 and 2004 is included in net investment by Parent in the combined balance sheets.

     Cash equivalents: The Aftermarket Business considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     Trade Receivables and Allowance for Doubtful Accounts: Trade receivables are recorded at the invoiced amount and do not bear interest if paid according to the original terms. The allowance for doubtful accounts is the Aftermarket
Business's best estimate of the uncollectible amount contained in the existing trade receivables balance. The allowance is based on historical write-off experience and specific customer economic data. The allowance for doubtful accounts is reviewed periodically and adjusted as necessary. Utilizing an age and size based criteria individual accounts are reviewed for collectibility, while all other accounts are reviewed on a pooled basis. Receivables are charged off against the allowance when it is probable and to the extent that funds will not be collected. There is no off-balance sheet credit exposure related to the
Aftermarket Business's trade receivables.

The following is an analysis of the allowance for doubtful accounts.



                               Balance at                   Write-offs,      Foreign       Balance at
                             the beginning                    net of        currency         the end
(dollars in thousands)        of the year     Additions     recoveries     translation    of the year
------------------------------------------------------------------------------------------------------

FISCAL 2005                      $2,621           $460       $(1,635)          $55            $1,501
Fiscal 2004                      $1,824         $1,427        $ (798)         $168            $2,621
Fiscal 2003                      $2,282         $1,062       $(1,588)          $68            $1,824


     Inventories: Inventories are valued at the lower of cost, on an average cost basis or market value.

     Property, plant and equipment: These assets are stated at cost. For financial reporting purposes, depreciation is computed using the straight-line method over the expected useful life of the asset. Maintenance and repair costs are charged to operations as incurred. Costs of improvements are capitalized.
Upon the sale or other disposition of an asset, the cost and related accumulated depreciation are removed from the accounts and the gain or loss is included in operations.

     Goodwill: As of April 1, 2002, the Aftermarket Business adopted Statement of Financial Accounting Standard (SFAS) No. 142 "Goodwill and Other Intangible
Assets." Under the new standard, goodwill will have an indefinite life and no longer be amortized. Instead, goodwill is tested for impairment on an annual basis, unless conditions exist which would require a more frequent evaluation.
Goodwill impairment is assessed in each reporting unit by comparing the net book value of the reporting unit to its fair value, which is estimated based on the present value of expected future cash flows. An impairment loss is recognized when the carrying amount of goodwill exceeds the fair value. At March 31, 2005 and 2004, no goodwill is recorded in the combined financial statements. Also, see Note 10.

     Impairment of long-lived and amortized intangible assets: When facts and circumstances indicate that the carrying value of long-lived assets, including amortized intangibles, may be impaired, an evaluation of

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

1.   SIGNIFICANT ACCOUNTING POLICIES, continued

recoverability is performed by comparing the carrying value of the assets with the estimated future undiscounted cash flows, in addition to other quantitative and qualitative analyses. If impairment is determined to exist, a write-down to market value or discounted cash flow is made and the impairment loss is recognized by a charge against current operations.

     Stock Based Compensation: Certain of the Aftermarket Business's employees participate in stock-based compensation plans offered by the Parent. Stock-based compensation is recognized by the Aftermarket Business by using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No.
25 "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of Modine stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation costs for restricted stock awards are recognized as expense over the vesting period of the award. If the fair-value-based method of accounting for the stock option grants for the periods shown had been applied in accordance with Statements of Financial Accounting Standards (SFAS) No. 148,
"Accounting for Stock-Based Compensation - Transition and Disclosure," requiring
SFAS No. 123 pro forma disclosure, the Aftermarket Business's net earnings
(loss) would have been reduced as summarized below:



(dollars in thousands)                                        2005              2004           2003
                                                            ---------        ---------       ---------

Net earnings (loss) before cumulative effect of
  accounting change, as reported                             $(3,296)          $ 896          $(2,893)
Compensation expense for stock awards as reported,
  net of tax                                                      21              (1)              33
Stock compensation expense under fair value method,
  net of tax                                                    (146)           (137)             (98)
                                                            ---------        ---------       ---------
Net earnings (loss), pro forma                               $(3,421)          $ 758          $(2,958)
                                                            =========        =========       =========




(dollars in thousands)                                        2005              2004           2003
                                                            ---------        ---------       ---------

Net earnings (loss) as reported                              $(3,296)          $ 896          $(24,585)
Compensation expense for stock awards as reported,
  net of tax                                                      21              (1)               33
Stock compensation expense under fair value method,
  net of tax                                                    (146)           (137)              (98)
                                                            ---------        ---------       ---------
Net earnings (loss) before cumulative effect of
  accounting change, pro forma                               $(3,421)          $ 758          $(24,650)
                                                            =========        =========       =========


The fair value of the option grants in fiscal 2005, 2004 and 2003 was estimated using the Black-Scholes option-pricing model. The weighted-average of the fair value per option and the valuation assumptions are as follows:



                                                              2005             2004            2003
                                                            ---------        ---------       ---------

Fair value per option                                         $8.95            $8.57           $5.64
Valuation assumptions
  Risk-free interest rate                                       3.7%             3.6%            3.7%
  Stock volatility                                             36.3%            36.1%           37.0%
  Dividend yield                                                2.9%             3.0%            3.0%
  Expected option life - years                                    5                6               6


THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

1.   SIGNIFICANT ACCOUNTING POLICIES, continued

     Environmental expenditures: Environmental expenditures related to current operations that qualify as property, plant and equipment or that substantially increases the economic value or extend the useful life of an asset are capitalized and all other expenditures are expensed as incurred. Environmental expenditures that relate to an existing condition caused by past operations are expensed. Liabilities are recorded on an undiscounted basis when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated.

     Accounting standards changes and new pronouncements: In May 2004, the
Financial Accounting Standards Board, or FASB, issued a Staff Position (FSP) No.
106-2, "Accounting and Disclosure Requirements Related to the Medicare
Prescription Drug, Improvement and Modernization Act of 2003". The Medicare
Prescription Drug, Improvement and Modernization Act of 2003, (the Modernization
Act) introduces a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of post-retirement health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare
Part D. FSP 106-2 superseded FSP 106-1, "Accounting and Disclosure Requirements
Related to the Medicare Prescription Drug, Improvement and Modernization Act of
2003," which was issued in January 2004 and permitted a sponsor of a post-retirement health care plan that provides a prescription drug benefit to make a one-time election to defer accounting for the effects of the
Modernization Act. The Aftermarket Business elected the one-time deferral allowed under FSP 106-1 and as a result any measures of the accumulated post-retirement benefit obligation or net periodic post-retirement benefit cost were not previously reflected in the financial statements or the accompanying notes. FSP 106-2 provides authoritative guidance on the accounting for the federal subsidy and specifies the disclosure requirements for employers who have adopted FSP 106-2, including those who are unable to determine whether benefits provided under its plan are actuarially equivalent to Medicare Part D. FSP 106-2 became effective and was adopted by the Aftermarket Business in the second quarter of fiscal 2005. The adoption of this statement did not have a material impact on the Aftermarket Business's financial statements.

     On October 22, 2004, the American Jobs Creation Act of 2004, also known as the Jobs Creation Act, was signed into law. Among its provisions, the Jobs
Creation Act provides for a one-time special dividends received deduction for certain qualifying dividends from controlled foreign corporations. The
Aftermarket Business may elect to apply this provision to qualifying repatriations of foreign earnings in either the balance of fiscal 2005 or in fiscal 2006. Due to the complexity of the repatriation provision, the
Aftermarket Business is still evaluating the effects of this provision on its repatriation planning and is awaiting the issuance of clarifying regulations before finalizing their evaluation. Accordingly, the Aftermarket Business has not determined what actions it might take in response to the Jobs Creation Act or the impact, if any; the Jobs Creation Act may have on the income tax provision.

     In addition, the Jobs Creation Act provides a deduction for income from qualified domestic production activities, which will be phased in from 2005 through 2010. The Act also provides for a two-year phase-out of the existing extra-territorial income exclusion (ETI) for foreign sales that were viewed to be inconsistent with international trade protocols by the European Union. Under guidance in FASB Staff Position No. 109-1, Application of FASB Statement No.
109, "Accounting for Income Taxes," to the Tax Deduction on Qualified Production
Activities Provided by the American Jobs Creation Act of 2004, the deduction will be treated as a "special deduction" as described in FASB Statement No. 109.
As such, the special deduction has no effect on deferred tax assets and liabilities

                                       10

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES, continued

existing at the enactment date. Rather, the impact of this deduction will be reported in the period in which the deduction is claimed on the tax return. The
Aftermarket Business is currently evaluating whether its production activities qualify for these special deductions. If the production activities qualify under the Jobs Creation Act, the first time the Aftermarket Business could claim the deduction would be in its fiscal 2006 year when it files its next tax return.

     In November 2004, the FASB issued a Statement of Financial Accounting
Standards (SFAS) No. 151, "Inventory Costs - An Amendment of ARB No. 43, Chapter
4," which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). The Aftermarket
Business is required to adopt the provisions of SFAS No. 151 effective for inventory costs incurred during the first quarter of fiscal 2007. The
Aftermarket Business does not expect the adoption of this statement to have a material impact on the Aftermarket Business's financial condition or results of operations.

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary
Assets - An Amendment of APB Opinion No. 29," which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Aftermarket Business is required to adopt SFAS No. 153 for nonmonetary asset exchanges occurring in the first quarter of fiscal 2007.
The Aftermarket Business does not expect the adoption of this statement to have a material impact on the Aftermarket Business's financial condition or results of operations.

     In December 2004, the FASB issued a revised SFAS No. 123(R), "Share-Based
Payment. SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services or incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments, focusing primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions) and recognize the cost over the period during which an employee is required to provide service in exchange for the award. The Aftermarket Business is required to adopt SFAS No. 123(R) in the second quarter of fiscal 2006. The Aftermarket
Business is evaluating the impact of SFAS No. 123(R) and expects that it will record non-cash stock compensation expenses. If Modine continues to utilize its current stock option practices, it is estimated that additional annual expenses ranging from $50,000 to $150,000 could be allocated to the Aftermarket Business based on the number of Aftermarket Business employees being granted options. The
Aftermarket Business does not expect the adoption of this statement to have a material impact on the Aftermarket Business's financial condition or cash flows.

2.   TRANSACTIONS WITH RELATED PARTIES

     The Aftermarket Business conducts business with various affiliated companies that ultimately are under the control of Modine. Transactions with related parties consist of the purchase and sale of product for resale and the purchase of components used in manufacturing products for sale. Purchases of product from affiliated companies for resale were $9,944,000, $23,980,000 and
$25,568,000 for the years ended March 31, 2005, 2004 and 2003, respectively.
Sales of product to affiliated companies for resale were

                                       11

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

2. TRANSACTIONS WITH RELATED PARTIES, continued

$2,265,000, $3,635,000 and $3,161,000 for the years ended March 31, 2005, 2004 and 2003, respectively. The Aftermarket Business purchases product from and sells product to affiliated companies at a markup over the Modine standard cost of these products. The statement of operations also includes royalty and interest expense paid from the Aftermarket Business to the Parent and other
Modine affiliates. Royalty expense paid to the Parent was $155,000, $462,000 and
$475,000 for fiscal 2005, 2004 and 2003, respectively; and is recorded in cost of sales. Royalty expense represents costs paid by the foreign operations to the
Parent for licensing fees, associated with the use of certain patents and technology developed by the Parent. Interest expense on structured loans that is paid to Modine affiliates is disclosed in Note 11.

     The amounts recorded in the financial statements as due from affiliate at
March 31, 2005 and 2004 represent amounts that are receivables due to the Mexpar and NRF B.V. entities from other Modine entities that are settled in cash on a periodic basis. The amounts recorded in the financial statements that are due to affiliate at March 31, 2005 and 2004 represent amounts that are payable from the
Mexpar and NRF B.V. entities to other Modine entities that are settled in cash on a periodic basis. The net liability from the Aftermarket Business to Modine is included in net investment by Parent in the financial statements at March 31,
2005 and 2004. The Aftermarket Business does not pay interest on advances from the Parent.

3.   PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS

     Modine, the Parent, has several defined-contribution plans that cover most of its domestic employees. These 401(k) and savings plans provide company matching contributions under various formulas. The allocated costs to the
Aftermarket Business for these plans for fiscal 2005, 2004 and 2003 were
$441,000, $388,000 and $404,000, respectively.

     Certain employees of the Aftermarket Business are covered by Modine's defined-benefit and post-retirement plans. Liabilities and assets related to these domestic plans have not been allocated to the Aftermarket Business and will remain with Modine. Domestic pension expense (income) allocated to the
Aftermarket Business for fiscal 2005, 2004 and 2003 was $248,000, $(94,000) and
$(248,000), respectively. Post-retirement expense allocated to the Aftermarket
Business for the years ended March 31, 2005, 2004 and 2003 was $142,000,
$128,000 and $109,000, respectively.

     The Aftermarket Business's foreign subsidiaries have defined-benefit plans and/or termination indemnity plans covering substantially all of their eligible employees. The benefits under these pension plans are based on years of service and final average compensation levels. Funding is limited to statutory requirements.

     The Aftermarket Business uses a December 31 measurement date for its foreign pension plans.

                                       12

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

3.   PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS, continued

     The change in benefit obligations and plan assets as well as the funded status of the Aftermarket Business's foreign pension plans were as follows for the years ended March 31, 2005 and 2004:



                                                                       PENSIONS
                                                              ---------------------------
(dollars in thousands)                                          2005                2004
                                                              -------             -------

CHANGE IN BENEFIT OBLIGATION
  Benefit obligation at beginning of year                     $ 3,671             $ 3,332
  Service cost                                                    115                 167
  Interest cost                                                   270                 248
  Plan amendments                                                 627                 (70)
  Actuarial (gain) loss                                           (23)                391
  Benefits paid                                                  (468)               (616)
  Curtailment gain                                                 --                  17
  Currency-translation adjustment                                  59                 202
                                                              -------             -------
    Benefit obligation at end of year                         $ 4,251             $ 3,671

CHANGE IN PLAN ASSETS
  Fair value of plan assets at beginning of year              $ 1,844             $ 2,019
  Return on plan assets                                            80                  90
  Employer contributions                                          554                 271
  Benefits paid                                                  (468)               (616)
  Currency-translation adjustment                                   8                  80
                                                              -------             -------
    Fair value of plan assets at end of year                  $ 2,018             $ 1,844

FUNDED STATUS
  Funded status at end of year                                $(2,233)            $(1,827)
  Unrecognized net loss                                           879                 745
  Unrecognized prior service cost                                 578                 (55)
  Unrecognized net transition obligation                          (71)                 (8)
                                                              -------             -------
    Net amount recognized                                       $(847)            $(1,145)
                                                              =======             =======




                                                                       PENSIONS
                                                              ---------------------------
(dollars in thousands)                                          2005                2004
                                                              -------             -------

AMOUNTS RECOGNIZED IN THE BALANCE SHEET CONSIST OF
Accrued benefit liability                                     $(1,655)            $(1,518)
Intangible asset                                                  636                  17
Accumulated other comprehensive income, a component of net
  investment by Parent                                            172                 356
                                                              -------             -------
     Net amount recognized                                    $  (847)            $(1,145)
                                                              =======             =======


                                       13

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

3.   PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS, continued

     The accumulated benefit obligation for the foreign defined benefit pension plans was $3,500,000 and $3,139,000 as of March 31, 2005 and 2004, respectively.

     Foreign pension plans with accumulated benefit obligations in excess of plan assets consist of the following:

(dollars in thousands)                                   2005            2004
                                                       -------         -------
Projected benefit obligations                          $ 4,251         $ 3,671
Accumulated benefit obligations                          3,500           3,139
Fair value of plan assets                                2,018           1,844

     Costs for the Aftermarket Business's foreign pension benefit plans include the following components for the years ended March 31, 2005, 2004 and 2003:

(dollars in thousands)                          2005         2004         2003
                                               ------       ------       ------
PENSIONS
Components of net periodic benefit cost
  Service cost                                 $ 115        $ 167        $ 157
  Interest cost                                  270          248          284
  Expected return on plan assets                (146)        (182)        (209)
  Amortization of
    Unrecognized net (gain) loss                  (7)          14            9
    Unrecognized prior service cost               (9)          (8)          13
    Unrecognized net obligation                   37           15           --
    Adjustment for settlement/curtailment         --           31           --
                                               ------       ------       ------
      Net periodic benefit cost                $ 260        $ 285        $ 254
                                               ======       ======       ======

     The following weighted-average assumptions were used to determine the
Aftermarket Business's benefit obligations under the foreign pension plans as of
March 31, 2005 and 2004:

                                                         2005            2004
                                                       -------         -------
PENSIONS
Discount rate                                            8.89%           7.60%
Rate of compensation increase                            5.54            4.44

     The following weighted-average assumptions were used to determine the
Aftermarket Business's costs under the foreign pension plans as of March 31,
2005, 2004 and 2003:

                                                2005         2004         2003
                                               ------       ------       ------
PENSIONS
Discount rate                                   7.60%        7.68%        9.37%
Expected return on plan assets                  8.13         9.19        11.33
Rate of compensation increase                   4.44         5.11         6.47

                                       14

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

3.   PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS, continued

     Aftermarket Business's foreign pension plan assets are invested in debt securities, predominantly in obligations of the foreign subsidiaries' domestic national government.

     The Aftermarket Business expects to contribute $296,000 to its foreign pension plans in fiscal 2006.

     The estimated benefits, which reflect expected future service, as appropriate, for the next ten fiscal years are expected to be:

    (dollars in thousands)
    YEARS ENDING MARCH 31
    2006 ............................................................   $1,744
    2007 ............................................................      203
    2008 ............................................................      217
    2009 ............................................................      236
    2010 ............................................................      258
    2011-2015 .......................................................    1,710

4.  LEASES

     The Aftermarket Business leases various facilities and equipment. Rental expense under operating leases totaled $6,255,000 in fiscal 2005, $6,392,000 in fiscal 2004 and $6,924,000 in fiscal 2003.

     Future minimum rental commitments at March 31, 2005 under non-cancelable operating leases which expire through fiscal 2010 were:

    (dollars in thousands)
    YEARS ENDING MARCH 31
    2006 ............................................................   $3,841
    2007 ............................................................    1,663
    2008 ............................................................      828
    2009 ............................................................      338
    2010 ............................................................      254

                                       15

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

5.   INCOME TAXES

     For the years ended March 31, 2005, 2004 and 2003, the U.S. and foreign components of earnings (loss) before income taxes and cumulative effect of accounting change and the income tax (benefit) expense consist of:



(dollars in thousands)                                         2005             2004            2003
                                                            ---------        ---------       ---------

COMPONENTS OF (LOSS) BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE
United States                                               $(11,622)         $(6,638)        $(6,358)
Foreign                                                        6,105            6,266           3,537
                                                            ---------        ---------       ---------
    Total (loss) before income taxes and cumulative
      effect of accounting change                           $ (5,517)         $  (372)        $(2,821)
                                                            =========        =========       =========




(dollars in thousands)                                         2005             2004            2003
                                                            ---------        ---------       ---------

INCOME TAX (BENEFIT) EXPENSE
Federal
  Current                                                    $(5,978)         $(1,983)        $(1,325)
  Deferred                                                     2,434             (585)           (147)
State
  Current                                                       (696)            (145)           (139)
  Deferred                                                       238              (42)            (34)
Foreign
  Current                                                      1,606            1,738           1,959
  Deferred                                                       175             (251)           (242)
                                                            ---------        ---------       ---------
    Total tax (benefit) expense                              $(2,221)         $(1,268)        $    72
                                                            =========        =========       =========


     Income tax expense (benefit) attributable to (loss) earnings before income taxes and cumulative effect of accounting change differed from the amounts computed by applying the statutory U.S. federal income tax rate as a result of the following for the years ended March 31, 2005, 2004 and 2003:



                                                               2005             2004            2003
                                                            ---------        ---------       ---------

Statutory federal tax                                          35.0%            35.0%           35.0%
State taxes, net of federal benefit                             8.3             50.7             6.1
Taxes on non-U.S. earnings and losses                           6.5            107.9            (7.9)
Valuation allowance                                              --             81.9           (38.7)
Undistributed earnings of non-U.S. subsidiaries                (5.9)            67.2            (7.0)
Employee benefits                                              (3.5)             3.0             2.5
Meals/entertainment                                            (0.3)            (5.5)           (0.8)
Tax loss in excess of book on sale                               --               --             8.2
Other                                                           0.2              0.7              --
                                                            ---------        ---------       ---------
  Effective tax rate                                           40.3%           340.9%           (2.6)%
                                                            =========        =========       =========


                                       16

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

5.   INCOME TAXES, continued

     Several aspects of the world wide tax structure have caused wide variations in the effective tax rate for the Aftermarket Business. The effect on unremitted earnings as a result of a dividend payment made to the Parent from a foreign subsidiary in 2004 served to push the Aftermarket Business's effective rate upward in that year. The increase in 2003 (favorable) and release in 2004
(unfavorable) of certain valuation allowances on entities in loss positions, both here and in Europe, created wide swings in the effective income tax rate year over year. Further, the global and domestic mix of varying tax rates and location profitability (or loss) served to significantly lower the effective rate in fiscal 2005 after significantly increasing the tax rate in fiscal 2004.

     The tax effects of temporary differences that give rise to significant portions of the foreign deferred tax assets and foreign deferred tax liabilities are as follows at March 31, 2005 and 2004:

(dollars in thousands)                                   2005            2004
                                                       -------         -------
DEFERRED TAX ASSETS
Accounts receivable                                     $   47          $   42
Plant and equipment                                         81              37
Employee benefits                                          352             376
Net operating loss                                         660             794
Other, principally accrued liabilities                     142             208
                                                       -------         -------
  Total gross deferred assets                            1,282           1,457

DEFERRED TAX LIABILITIES
Plant and equipment                                        116             112
Other                                                    1,501           1,447
                                                       -------         -------
  Total gross deferred tax liabilities                   1,617           1,559
                                                       -------         -------
Net deferred tax (liability)                            $ (335)         $ (102)
                                                       =======         =======

     The current and deferred income tax amounts relating to the U.S. operations are recorded in "net investment by Parent" since such tax transactions are settled with the Parent. The current and deferred income taxes on the balance sheet relate only to the Aftermarket Business's foreign operations.

     At March 31, 2005, the Aftermarket Business had tax loss carryforwards of
$1,887,000 existing in jurisdictions outside the U.S. If not utilized against taxable income, the tax losses will expire as follows:

(dollars in thousands)
  YEARS ENDING MARCH 31
  2016 ............................................................    $706
  2017 ............................................................     587
  2018 ............................................................     579
  2019 ............................................................      15

                                       17

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

6.   INVENTORIES

     At March 31, 2005 and 2004, inventories include:

(dollars in thousands)                                   2005            2004
                                                       -------         -------
Raw materials                                          $ 5,907         $ 5,993
Work in process                                          3,155           3,103
Finished goods                                          58,574          66,970
  Total inventories                                    $67,636         $76,066

7.   PROPERTY, PLANT AND EQUIPMENT

     At March 31, 2005 and 2004, property, plant and equipment were composed of:

(dollars in thousands)              Depreciable lives      2005          2004
                                    -----------------    --------      --------
Land                                        --           $    869      $    948
Buildings and improvements             10-40 years         24,963        23,768
Machinery and equipment                3-12 years          60,692        57,343
Office equipment                       3-14 years           8,599         7,409
Transportation equipment                3-7 years           1,228         1,477
Construction in progress                    --              1,143           664
                                                         --------      --------
                                                         $ 97,494      $ 91,609
Less accumulated depreciation                              75,363        68,621
                                                         --------      --------
  Net property, plant and equipment                      $ 22,131      $ 22,988
                                                         ========      ========

     In fiscal 2003, the Aftermarket Business discontinued the manufacturing of special radiator cores at its facility located in Strongsville, Ohio and relocated the distribution operation. The property was sold in March of 2004 and the Aftermarket Business recorded a gain on the sale of $703,000.

     Depreciation expense was $5,219,000, $5,458,000 and $5,600,000 for the fiscal years ended 2005, 2004 and 2003, respectively.

8.   DIVESTITURES

     On July 31, 2002, the Aftermarket Business completed the sale of the
Canadian aftermarket operation, Modine of Canada, Ltd. The net cash sales price of the transaction totaled approximately $1,954,000 and resulted in a $1,726,000 pretax loss that was charged to "other income - net" in fiscal 2003. This pre-tax loss consisted of cumulative currency translation recorded from the time of the Aftermarket Business's original investment in Canada and other losses that were realized upon the sale. The results of the Canadian operation have not been treated as a discounted operation because of the Aftermarket Business's continuing sales involvement with two major customers in Canada.

                                       18

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

9.   RESTRUCTURING AND PLANT CLOSURES

     In fiscal 2002, the Aftermarket Business initiated a restructuring plan to reduce costs and increase future operating efficiency by consolidating a portion of its operations. This restructuring plan included personnel reductions at the
Aftermarket Business's manufacturing facility in Granada, Spain. Total staff reductions at the end of the fiscal 2004 were 28 employees, occurring over a three year period. A severance accrual was established in fiscal 2002 for
$1,260,000 and was increased by $178,000 in fiscal 2003. The balance in this accrual at March 31, 2005 and March 31, 2004 was zero and zero, respectively.
The restructuring activity was completed in fiscal 2004 and at that time the
Aftermarket Business reversed the remaining excess liability of $49,000.

10.  GOODWILL

     In June 2001, the Financial Accounting Standards Board issued SFAS No. 142
"Goodwill and Other Intangible Assets." With the adoption of SFAS No. 142, the
Aftermarket Business discontinued the amortization of goodwill as of April 1,
2002. A reconciliation of reported net earnings (loss) adjusted to reflect the adoption of SFAS No. 142 is provided below for the years ended March 31, 2005,
2004 and 2003:

(dollars in thousands)                    2005           2004          2003
                                        --------       --------      --------
Reported net earnings (loss)            $(3,296)        $  896       $(24,585)
Effect of change in accounting               --             --         21,692
                                        --------       --------      --------
  Adjusted net earnings (loss)          $(3,296)        $  896       $ (2,893)
                                        ========       ========      ========

     In accordance with the provisions of SFAS No. 142, in fiscal 2003 the
Aftermarket Business tested its goodwill for impairment. It was determined that the carrying amount exceeded its fair value, which was estimated based on the present value of expected future cash flows. This resulted in a $21,692,000 (net of a $1,136,000 income tax benefit) non-cash write-off of goodwill. The charge was accounted for as a cumulative effect of an accounting change, retroactive to the beginning of fiscal year 2003. The Aftermarket Business reviewed the carrying value assigned to goodwill with respect to market conditions and expectations of future operating performance. These factors indicated that a permanent impairment in value existed in the Aftermarket Business. The
Aftermarket Business's goodwill impairment charge was calculated based on an independent valuation of the underlying business. The goodwill impairment charge does not impact the Aftermarket Business's cash flow or liquidity.

11.  INDEBTEDNESS TO FINANCIAL INSTITUTIONS AND RELATED PARTIES

     There was no long-term debt at March 31, 2005 and 2004.

     The Aftermarket Business maintains credit agreements with foreign banks.
The foreign unused lines of credit at March 31, 2005, were approximately
$7,372,000, net of approximately $18,000 which has been applied as a guarantee for a letter of credit. As of March 31, 2005, there was no outstanding short-term bank borrowing.

                                       19

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

11. INDEBTEDNESS TO FINANCIAL INSTITUTIONS AND RELATED PARTIES, continued

     Interest expense on intercompany debt was zero, $297,000 and $473,000 for the fiscal years ended March 31, 2005, 2004 and 2003, respectively.

12.  FINANCIAL INSTRUMENTS/CONCENTRATIONS OF CREDIT RISK

     The Aftermarket Business sells a broad range of products to a diverse group of customers operating in the automotive aftermarket industry throughout North
America and Europe. To reduce the credit risk, the Aftermarket Business performs periodic credit evaluations of each customer and actively monitors their financial condition and developing business news. Collateral or advanced payments are generally not required, but may be used in those cases where a substantial credit risk is identified. Credit losses to customers operating in the markets served by the Aftermarket Business were 1.7%, 4.4% and 3.2% of outstanding trade receivable balances for the fiscal years ended 2005, 2004 and
2003, respectively. In fiscal 2005, no single customer accounted for 10% or more of total Aftermarket Business sales. In 2004 and 2003, sales to NAPA were 10.9%
and 11.7% of the Aftermarket Business sales. Sales to the Aftermarket Business's top 10 customers were approximately 15.1%, 16.4%, and 18.7% in fiscal 2005, 2004 and 2003, respectively.

13.  PRODUCT WARRANTIES, GUARANTEES AND OTHER COMMITMENTS

     Product warranties: The Aftermarket Business provides product warranties for specific product lines and accrues for estimated future warranty costs in the period in which the sale is recorded. The most significant warranty expense estimates are forecasts based on the best information available using statistical analysis of both historical and current claim data.

     Changes in the warranty liability are as follows:

(dollars in thousands)
BALANCE, APRIL 1, 2004 AND 2003                              $3,564     $3,722
Accruals for warranties issued in current year                3,596      3,758
Settlements made                                             (4,226)    (3,946)
Effect of exchange-rate changes on the warranty liability        12         30
                                                             ------     ------
BALANCE, MARCH 31, 2005 AND 2004                             $2,946     $3,564
                                                             ======     ======

     Indemnification Agreements: In July 2002, the Aftermarket Business
completed the sale of Modine of Canada, Ltd. As part of the sales agreement certain contractual guarantees and representations were made to the purchaser.
As part of the sales agreement the Aftermarket Business provided an indemnification to the purchaser for any reassessment for income, corporate sales, excise or other tax in respect of which tax returns have been filed before the closing date. No claims have occurred to date related to any tax matters and any potential payment cannot be estimated at this time. Claims and damages presented by the purchaser must be greater than $50,000 but cannot exceed the purchase price. In general, the period of indemnification for warranties and representations made is for two years except in the case of certain tax matters for which the indemnification shall survive until the reassessment period is closed.

                                       20

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

13.  PRODUCT WARRANTIES, GUARANTEES AND OTHER COMMITMENTS, continued

     Guarantees: On October 27, 2004, Modine amended and restated its $150 million multi-currency revolving credit facility with Bank One (the agent bank)
which was to expire in April 2005. The new facility extended the term for five years, expiring in October 2009, and increased the facility to $200 million, with an increase in a customary accordion feature from $50 million to $75 million in additional borrowing capability. Under the new terms the credit facility is secondarily secured by a guarantee from all domestic subsidiaries, including Modine Aftermarket Holdings, Inc. The same guarantee is in place for
Modine's outstanding borrowing on the amended note purchase agreement dated
September 29, 2000 with Prudential Insurance. These two facilities no longer require the pledge of 65% of the voting stock of certain material foreign subsidiaries and the stock pledge agreement by MexPar has been terminated. The outstanding amount of Modine's borrowing at March 31, 2005 through the new credit facility and Prudential Insurance, totaled $35.0 million and $64.8 million, respectively.

     Commitments: At March 31, 2005, the Aftermarket Business had no significant capital expenditure commitments.

14.  STOCK OPTION, AWARD AND PURCHASE PLANS

     Stock option and award plans: In July, 1985 and 1994 Modine shareholders approved plans providing for the granting of stock options. In July of 1999,
Modine shareholders re-approved the 1994 plan. In July 2002, shareholders approved a new incentive compensation plan for the granting of stock options.
Among the key employees eligible for the granting of stock options were certain members of the Aftermarket Business. Stock options granted under the 1985, 1994 and 2002 Modine plans to Aftermarket Business employees, which vest immediately, are either nonqualified or incentive stock options and carry an exercise price equal to the market price on the date of the grant. Both incentive stock options and nonqualified stock options terminate 10 years after the date of grant.

     The 1985, 1994 and new 2002 Incentive Stock Plans, also provide for the granting of stock awards. Restricted stock awards were granted for 3,600, 3,000 and 3,000 shares in fiscal 2005, 2004 and 2003, respectively. The weighted average fair value of restricted stock awards as of the grant dates for fiscal
2005, 2004 and 2003 were $30.27, $26.15 and $18.53, respectively. Shares are awarded at no cost to the employee and are placed in escrow until certain employment restrictions lapse. The value of shares awarded is amortized over the five-to-six year restriction period. The amounts (credited)/charged to operations in fiscal, 2005, 2004 and 2003 were $21,000, $(1,000) and $33,000, respectively.

                                       21

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

14.  STOCK OPTION, AWARD AND PURCHASE PLANS, continued

     Following is a summary of incentive and nonqualified option activity under the Modine plans for Aftermarket Business employees.

                                                                Weighted-Average
                                                                 Exercise Price
(shares in thousands)                                Shares         Per Share
                                                    --------    ----------------
OUTSTANDING MARCH 31, 2002                              124           $27.53

Granted                                                  11            18.53
Exercised                                                (8)           18.25
Forfeitures                                             (12)           30.00
                                                     -------         -------
OUTSTANDING MARCH 31, 2003                              115           $27.02

Granted                                                  16            29.17
Exercised                                               (18)           20.83
Forfeitures                                             (17)           31.39
                                                     -------         -------
OUTSTANDING MARCH 31, 2004                               96           $27.79

Granted                                                  14            31.57
Exercised                                               (28)           26.21
Forfeitures                                              (3)           33.94
                                                     -------         -------
OUTSTANDING MARCH 31, 2005                               79           $28.79

     Stock options outstanding and exercisable for Aftermarket Business employees as of March 31, 2005:

(Shares in thousands)
                                                            Weighted-Average
                                    Weighted-Average         Exercise Price
Range of Exercise                       Years of         ----------------------
Exercise Prices                      Remaining Life      Per Share       Shares
-----------------                   ----------------     ---------       ------

$15.00-24.99                              6.59             $22.18           17
$25.00-33.99                              4.09             $30.68           62
                                                         ---------       ------
Total outstanding and
  executable                                               $28.79           79
                                                         =========       ======

                                       22

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

15.  CONTINGENCIES AND LITIGATION

     Environmental: The Aftermarket Business has recorded environmental cleanup and remediation expense accruals for certain facilities located in The
Netherlands. These expenditures relate to facilities where past operations followed practices and procedures that were considered acceptable under then existing regulations, but will now require investigative and/or remedial work to ensure sufficient environmental protection. These accruals totaled $865,000 and
$896,000, at March 31, 2005 and 2004, respectively, and are recorded in the combined balance sheet in "other noncurrent liabilities." The environmental accruals established by the Aftermarket Business do not reflect any possible insurance recoveries.

     The United States Environmental Protection Agency (USEPA) has designated the Aftermarket Business as a potentially responsible party ("PRP") for remediation of a waste disposal site, Interstate Lead (Alabama), which the
Aftermarket Business may have had direct or indirect involvement. This site is not Aftermarket Business owned and allegedly contains wastes attributable to past operations of Core Holdings which was acquired by the Aftermarket Business in 1998. On November 16, 1999, the Aftermarket Business was informed of a settlement offer for payment of $15,218. Modine expressed interest in the offer and requested copies of pertinent documentation in a letter to the PRP attorney dated November 30, 1999. The PRP attorney acknowledged the Aftermarket
Business's request in a letter dated December 3, 1999 with a commitment to provide documentation and calculations for the aforementioned settlement amount.
The Aftermarket Business has not received any subsequent communication from the attorney, the PRP group or from any governmental agencies since and, accordingly, no liability has been accrued at March 31, 2005.

     Other litigation: In the normal course of business, the Aftermarket
Business is named as a defendant in various lawsuits and enforcement proceedings by private parties, the Occupational Safety and Health Administration, the
Environmental Protection Agency, other governmental agencies and others in which claims, such as personal injury, property damage or antitrust and trade regulation issues, are asserted against the Aftermarket Business. The
Aftermarket Business is also subject to other liabilities such as product warranty claims, employee benefits and various taxes that arise in the ordinary course of its business. Many of the pending damage claims and to a lesser degree, warranty claims are covered by insurance and when appropriate the
Aftermarket Business accrues for uninsured liabilities. While the outcomes of these matters, including those discussed above, are uncertain, the Aftermarket
Business does not expect that any additional liabilities that may result from these matters is reasonably likely to have a material effect on the Aftermarket
Business's liquidity, financial condition or results of operations.

                                       23

THE AFTERMARKET BUSINESS OF
MODINE MANUFACTURING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

16.  NET INVESTMENT BY PARENT

     Following is an analysis of the changes in net investment by Parent:

(dollars in thousands)
BALANCE, MARCH 31, 2002                                               $ 111,242

Net (loss)                                                              (24,585)
Foreign currency translation                                              1,009
Cash dividends                                                             (153)
Net cash transfer from Parent                                               580
                                                                      ---------
BALANCE, MARCH 31, 2003                                                  88,093

Net earnings                                                                896
Foreign currency translation                                              3,240
Minimum pension liability                                                  (238)
Cash dividends                                                           (4,035)
Capital contribution from Parent                                          9,672
Net cash transfer from Parent                                             5,038
                                                                      ---------
BALANCE, MARCH 31, 2004                                                 102,666

Net (loss)                                                               (3,296)
Foreign currency translation                                              1,827
Minimum pension liability                                                   118
Cash dividends                                                           (2,048)
Net cash transfer to Parent                                                (170)
                                                                      ---------
BALANCE, MARCH 31, 2005                                               $  99,097
                                                                      =========

17.  SUBSEQUENT EVENTS

     On June 22, 2005, Transpro, Inc. announced that the Securities and Exchange
Commission declared effective its Registration Statement on Form S-4 concerning the planned merger of Modine Aftermarket Holdings, Inc., into Transpro. The merger is subject to the approval of Transpro shareholders, who will vote at
Transpro's annual meeting, scheduled for July 22, 2005. Assuming receipt of this approval and satisfaction of other closing conditions, the parties expect to close the transaction as soon thereafter as practicable. The combined Company will be renamed Proliance International, Inc. and will trade on the American
Stock Exchange after the closing under the ticker symbol "PLI".

                                       24